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EXHIBIT 10.61


                            ASSET PURCHASE AGREEMENT

                                  By and Among

                            AIRCOMP L.L.C., as Buyer

                       DIAMOND AIR DRILLING SERVICES, INC.

                                       AND

                      MARQUIS BIT CO., L.L.C., as Sellers;

                        GREG HAWLEY AND TAMMY HAWLEY, and

                  CLAY WILSON AND LINDA WILSON, as Shareholders

                            dated November 10, 2004



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                                TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
1. DEFINITIONS ............................................................1-10

2. SALE AND TRANSFER OF ASSETS; CLOSING ....................................10
   2.1 Assets to be Sold ...................................................10
   2.2 Excluded Assets .....................................................12
   2.3 Purchase Price ......................................................13
   2.4 Liabilities .........................................................13
   2.5 Allocation ..........................................................15
   2.6 Closing .............................................................15
   2.7 Closing Obligations .................................................16
   2.8 Consents ............................................................17

3. REPRESENTATIONS AND WARRANTIES OF SELLERS AND SHAREHOLDERS ..............17
   3.1 Organization and Good Standing ......................................18
   3.2 Enforceability; Authority; No Conflict ..............................18
   3.3 Capitalization ......................................................19
   3.4 Financial Statements ................................................19
   3.5 Books and Records .................................................. 20
   3.6 Description of Leased Real Property .................................20
   3.7 Title to Assets And Real Property Leases ............................20
   3.8 Condition of Personal Property ......................................20
   3.9 Accounts Receivable .................................................20
   3.10 No Undisclosed Liabilities .........................................20
   3.11 Taxes ..............................................................21
   3.12 No Material Adverse Change .........................................21
   3.13 Workers' Compensation ..............................................21
   3.14 Compliance with Legal Requirements; Governmental Authorizations ....21
   3.15 Legal Proceedings; Orders ..........................................22
   3.16 Absence of Certain Changes and Events ..............................22
   3.17 Contracts; No Defaults .............................................23
   3.18 Insurance ..........................................................24
   3.19 Environmental Matters ..............................................24
   3.20 Employees ..........................................................26
   3.21 Labor Disputes; Compliance .........................................26
   3.22 Disclosure .........................................................26
   3.23 Brokers or Finders .................................................26
   3.24 Relationships with Related Persons .................................27
   3.25 Intellectual Property ..............................................27
4. REPRESENTATIONS AND WARRANTIES OF BUYER .................................28
   4.1 Organization and Good Standing ......................................28
   4.2 Authority; No Conflict ..............................................28
   4.3 Brokers or Finders ..................................................29


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5. COVENANTS OF SELLERS PRIOR TO CLOSING....................................29
   5.1 Access and Investigation ............................................30
   5.2 Best Efforts ........................................................30
   5.3 Interim Financial Statements ........................................30
   5.4 Change of Name ......................................................30
   5.5 Payment of Liabilities ..............................................30

6. COVENANTS OF BUYER PRIOR TO CLOSING .....................................30
   6.1 Required Approvals ..................................................30
   6.2 Best Efforts ........................................................30
   6.3 Documents............................................................30
   6.4 Due Diligence .......................................................31

7. CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE .....................31
   7.1 Accuracy of Representations .........................................31
   7.2 Sellers' Performance ................................................31
   7.3 Consents ............................................................31
   7.4 Additional Documents ................................................32
   7.5 No Proceedings ......................................................32
   7.6 Licenses and Permits ................................................32
   7.7 Environmental Report ................................................32

8. CONDITIONS PRECEDENT TO SELLERS' OBLIGATION TO CLOSE ....................32
   8.1 Accuracy of Representations .........................................32
   8.2 Buyer's Performance .................................................33
   8.3 Additional Documents ................................................33
   8.4 No Injunction .......................................................33

9. TERMINATION .............................................................33
   9.1 Termination Events ..................................................33
   9.2 Effect of Termination ...............................................34

10. ADDITIONAL COVENANTS ...................................................34
    10.1 Employees .........................................................34
    10.2 Payment of all Taxes Resulting from Sale of Assets by Sellers .....35
    10.3 Removing Excluded Assets ..........................................35
    10.4 Reports and Returns ...............................................36
    10.5 Assistance in Proceedings .........................................36
    10.6 Covenant Not to Compete ...........................................36
    10.7 Customer and Other Business Relationships .........................36
    10.8 Retention of and Access to Records ................................37
    10.9 Further Assurances ................................................37

11. INDEMNIFICATION; REMEDIES ..............................................37
    11.1 Survival ..........................................................37
    11.2 Indemnification and Reimbursement by Sellers and Shareholders .....38


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    11.3 Indemnification and Reimbursement by Sellers -
         Environmental Matters .............................................39
    11.4 Indemnification and Reimbursement by Buyer ........................39
    11.5 Limitations on Amount - Sellers and Shareholders ..................40
    11.6 Limitations on Amount - Buyer .....................................40
    11.7 Procedure for Indemnification - Third Party Claims ................40
    11.8 Procedure for Indemnification - Other Claims ......................42

12. CONFIDENTIALITY ........................................................42

13. GENERAL PROVISIONS .....................................................43
    13.1 Expenses ..........................................................43
    13.2 Public Announcements ..............................................43
    13.3 Notices ...........................................................43
    13.4 Jurisdiction; Service of Process ..................................44
    13.5 Enforcement of Agreement ..........................................45
    13.6. Entire Agreement and Modification ................................45
    13.7 Schedules .........................................................45
    13.8 Assignments, Successors, and No Third-Party Rights ................45
    13.9 Severability ......................................................46
    13.10 Section Headings, Construction ...................................46
    13.11 Time of Essence ..................................................46
    13.12 Governing Law ....................................................46
    13.13 Execution of Agreement ...........................................46
    13.14 Shareholder Guarantee ............................................47


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                            ASSET PURCHASE AGREEMENT

         This Asset Purchase Agreement ("Agreement") is entered into as of November 10, 2004, effective as of November 1, 2004 by and among AIRCOMP L.L.C., a Delaware limited liability company ("BUYER"); DIAMOND AIR DRILLING SERVICES, INC., a Texas corporation ("DIAMOND AIR") and MARQUIS BIT CO., L.L.C., a New Mexico limited liability company ("MARQUIS BIT"), GREG HAWLEY and TAMMY HAWLEY, residents of Texas (collectively "HAWLEY") and CLAY WILSON and LINDA WILSON, residents of New Mexico (collectively "WILSON"). Diamond Air and Marquis Bit are hereinafter collectively referred to as "Sellers". Hawley and Wilson are hereinafter collectively referred to as "SHAREHOLDERS").

                                    RECITALS

         Sellers desire to sell, and Buyer desires to purchase the herein designated Assets of Sellers for the consideration and on the terms set forth in this Agreement. Hawley and Wilson, as the Shareholders, own 100% of the issued and outstanding shares of capital stock and limited liability company interests of Sellers.

                                    AGREEMENT

         The Parties, intending to be legally bound, agree as follows:

1.       DEFINITIONS

         For purposes of this Agreement, the capitalized terms and variations thereof have the meanings specified or referred to below:

         "ACCOUNTS PAYABLE" is defined as any trade payables due to suppliers or vendors in the Ordinary Course of Business, not including any debt or borrowings, but including any late charges, past due charges, interest or other similar charges incurred on such trade payables.

         "ACCOUNTS RECEIVABLE" is defined as (i) the specified accounts receivable and other rights to payment from customers of Sellers therefor and the full benefit of all security for such specified accounts or debts, and (ii) other specified accounts or notes receivable and the full benefit of all security for such accounts or notes, and (iii) any claims, remedies and other rights related to any of the foregoing.

         "AFFILIATE" is defined, with respect to any Person, as a relative, partner, shareholder, member, manager, director, officer, or employee of such Person, any parent or subsidiary of such Person, or any Person controlling, controlled by or under common control with such Person or any other Person affiliated, directly or indirectly, by virtue of family membership, ownership, management or otherwise.

         "ASSETS" is defined in Section 2.1.


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         "ASSIGNMENT AND ASSUMPTION AGREEMENT" is defined in Section 2.7(a)(10.

         "ASSIGNMENT OF PATENT" is defined in Section 2.7(a)(vi).

         "ASSUMED LIABILITIES" is defined in Section 2.4(a).

         "BEST EFFORTS" is defined as the efforts that a reasonable and prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible, PROVIDED, HOWEVER, that a Person required to use his Best Efforts under this Agreement will not be thereby required to take actions that would result in a materially adverse change in the benefits to such Person under this Agreement and the Contemplated Transactions, or expend any material funds or have to take any unreasonable burden.

         "BREACH" is defined as any violation or breach of, any misrepresentation or inaccuracy in, any default under, or any failure to perform or comply with any representation, warranty, covenant, obligation, or other provision of any Contract, or any event which with the passing of time or the giving of notice, or both, would constitute such a violation, breach, misrepresentation, inaccuracy, default or failure. When used with respect to this Agreement or any Contract delivered pursuant to this Agreement, a "BREACH" will also be deemed to include any claim (by any Person) that is or was inconsistent with any representation, warranty, covenant, promise, obligation, duty under, or other provision of, this Agreement or any Contract delivered pursuant to this Agreement.

         "BUSINESS DAY" is defined as any day other than Saturday or Sunday or any other day on which banks in Texas are permitted or required to be closed.

         "BUYER" is defined in the first paragraph of this Agreement.

         "BUYER'S ADVISORS" is defined in Section 5.1.

         "BUYER'S CLOSING DOCUMENTS" is defined in Section 4.2.

         "CLOSING" is defined in Section 2.7.

         "CLOSING DATE" is defined as the date as of which the Closing actually takes place.

         "CODE" is defined as the Internal Revenue Code of 1986, as amended, or any successor law, and regulations issued by the IRS pursuant to the Code or any successor law.

         "COMPETING BUSINESS" is defined in Section 3.24.

         "CONSENT" is defined as any approval, consent, ratification, waiver, or other authorization.

         "CONTEMPLATED TRANSACTIONS" is defined as all of the transactions contemplated by this Agreement.


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         "CONTRACT" is defined as any legally enforceable agreement, contract,
Lease, consensual obligation, promise, or undertaking (whether written or oral and whether express or implied).

         "DAMAGES" is defined in Section 11.2.

         "DUE DILIGENCE" means having exercised that degree of care, caution, investigation, and diligence of review of the businesses of Sellers, their books, Records, financial matters, liabilities, contracts, leases, the Assets, and other matters of Sellers that an experienced, reasonable, and prudent Buyer in the same or similar circumstances would exercise in protecting itself in such an agreement as this and the Contemplated Transactions.

         "EMPLOYMENT AGREEMENT" is defined in Section 2.7(a)(iv).

         "ENCUMBRANCE" is defined as any charge, clam, community property interest, condition, equitable interest, lien, option, pledge, security interest, mortgage, right of way, easement, encroachment, servitude, right of first option, right of first refusal or restriction of any kind, including any restriction on use, voting (in the case of any security), transfer, receipt of income, or exercise of any other attribute of ownership.

         "EMPLOYEE BENEFIT PLANS" is defined in Section 3.16(a).

         "ENVIRONMENT" is defined as soil, land surface or subsurface strata, surface waters (including navigable waters and ocean waters), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

         "ENVIRONMENTAL, HEALTH AND SAFETY LIABILITIES" is defined as any cost, damages, expense, Liability, obligation, or other responsibility arising from or under any Environmental Law or Occupational Safety and Health Law, including those consisting of or relating to:

         (a) any environmental, health, or safety matter or condition (including on-site or off site contamination, occupational safety and health, and regulation of chemical substances or products);

         (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, remedial, or inspection costs and expenses arising under any Environmental Law or Occupational Safety and Health Law;

         (c) financial responsibility under any Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any cleanup, removal, containment, or other remediation or response actions ("CLEANUP") required by any Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for ANY natural resource damages; or


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         (d) any other compliance, corrective, or remedial measures required under any Environmental Law or Occupational Safety and Health Law.

The terms "REMOVAL," "REMEDIAL," and "RESPONSE ACTION" include the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. ss. 9601 et seq., as amended ("CERCLA").

         "ENVIRONMENTAL LAW" is defined as any Legal Requirement that requires or relates to:

         (a) advising appropriate authorities, employees, and the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment;

         (b) preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the Environment;

         (c) reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated;

         (d) assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

         (e) protecting resources, species, or ecological amenities;

         (f) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful substances;

         (g) cleaning up pollutants that have been released, preventing the Threat of Release, or paying the costs of such clean up or prevention; or

         (h) making responsible parties pay private parties, or groups of them., for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

         "EXCLUDED ASSETS" is defined in Section 2.2.

         "EXHIBIT" is defined as an exhibit to this Agreement.

         "FACILITIES" is defined as the leasehold interests currently operated by Sellers, including the Real Property and Tangible Personal Property currently being used or operated by Sellers at the respective locations of the Real Property specified in Section 3.7.


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         "GAAP" is defined as generally accepted accounting principles for financial reporting in the United States, applied on a consistent basis.

         "GENERAL CONVEYANCE, TRANSFER AND ASSIGNMENT" is defined in Section 2.7(a)(i).

         "GOVERNING DOCUMENTS" is defined, with respect to any particular entity, as (a) if a corporation, the articles or certificate of incorporation, minutes of shareholder's meetings, minutes of the board of director's meetings, waivers of notice, shares of stock, restrictions on a stock transfer agreements, buy-sale agreements, stock transfer ledger and the bylaws; (b) if a general partnership, the partnership agreement and any statement of partnership; (c) if a limited partnership, the limited partnership agreement and the certificate of limited partnership; (d) if a limited liability company, the articles of organization, records of meetings and operating agreement; (e) any other charter or similar document adopted or filed in connection with the creation, formation, organization or formal operation of a Person; (f) all equityholders' agreements, voting agreements, voting trust agreements, joint venture agreements, registration rights agreements or other agreements or documents relating to the organization, management or operation of any Person, or relating to the rights, duties and obligations of its equityholders; and (g) any amendment or supplement to any of the foregoing.

         "GOVERNMENTAL AUTHORIZATION" is defined as any consent, license, or permit issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

         " GOVERNMENTAL BODY" is defined as any:

         (a) the United States or a state, county, city, town, village, district, or other jurisdiction within the United States;

         (b) federal, state, local, municipal, or other government;

         (c) governmental or quasi-governmental authority of any nature (including any agency, branch, department, board, commission, court, tribunal or other entity exercising governmental or quasi-governmental powers) within the United States;

         (d) body exercising, or entitled or purporting to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power within the United States; or

         (f) official of any of the foregoing.

         "GUARANTY AGREEMENT" is defined in Section 2.7(b)(viii).

         "HAZARDOUS ACTIVITY" is defined as the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from the Facilities or any part thereof into the Environment, and any other act, business, operation, or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm to persons or property on or off the Facilities.

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         "HAZARDOUS MATERIAL" is defined as any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

         "IMPROVEMENTS" is defined as all buildings, structures, fixtures and improvements located on the Land or included in the Assets, including those under construction.

         "INDEMNIFIED PERSONS" is defined in Section 11.2.

         "INDEMNITEE" is defined in Section 11.6(x).

         "INDEMNITOR" is defined in Section 11.6(a).

         "INTERIM BALANCE SHEET" is defined in Section 3.4 as the July 31, 2004 audited balance sheet, and related audited statements of income, changes in shareholders equity, and cash flows for the seven months then ended prepared by The Accounting & Consulting Group LLC.

         "INVENTORIES" is defined as all inventories of the Sellers, wherever located, including all finished goods, work in process, raw materials, spare parts and all other materials and supplies on hand to be used or consumed by Sellers in the production of finished goods.

         "IRS" is defined as the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

         "KNOWLEDGE" of a particular fact or matter by an individual exists if

         (a) such individual is actually aware of such fact or other matter; or

         (b) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting that individual's business affair in a reasonably prudent manner on a day-to-day basis.

A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter (as set forth in (a) and (b) above), and any such individual (and any individual Party to this Agreement) will be deemed to have given appropriate and reasonable thought and consideration regarding the accuracy of any representations and warranties made herein by such Person or individual.


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         "LAND" is defined as all the real property leasehold estates in which
Sellers are operating as of the Closing Date.

         "LEASE" IS defined as any lease, rental or occupancy agreement, license, or installment and conditional sale agreement to which Sellers is a party and any other Sellers Contract pertaining to the leasing or use of any Real Property or Tangible Personal Property;

         "LEASED REAL PROPERTY" is defined as that Real Property leased by Sellers as tenant under any Lease.

         "LEGAL REQUIREMENT" IS defined as any federal, state, local, municipal, constitution, law, ordinance, principle of common law, regulation, or statute.

         "LIABILITY" is defined, with respect to any Person, as any Liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise and whether or not the same is required to be accrued on the financial statements of such Person.

         "MATERIAL CONSENTS" is defined in Section 2.8.

         "NON-COMPETITION AGREEMENT" is defined in Section 2.7(a)(v).

         "OCCUPATIONAL SAFETY AND HEALTH LAW" is defined as any applicable Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, including the Occupational Safety and Health Act, 29 U.S.C. ss. 651, and any program, whether governmental or private (such as those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions for the industry in which Sellers are involved.

         "ORDER" is defined as any order, injunction, judgment, decree, ruling, assessment Or arbitration award of any Governmental Body or arbitrator.

         "ORDINARY COURSE OF BUSINESS" is defined, with respect to an action taken by a Person,

         (a) an act or omission that is consistent in nature, scope and economic magnitude with the past practices of such Person and is in the ordinary course of the normal day-to-day operations of such Person;

         (b) an action that does not require authorization by the board of directors, or shareholders of such Person (or by any Person or group of Persons exercising similar authority) and does not require any other separate or special authorization of any nature; and


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         (c) an act or omission is substantially similar in time, nature, scope and economic magnitude to actions customarily taken, without any separate or special authorization, in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business and similarly situated in all relevant and material aspects as such Person.

         "PARTY" OR "PARTIES" shall mean the Sellers, the Shareholders or Buyer, individually or in the aggregate as the case may be.

         "PATENT" is defined in Section 2.1(h).

         "PERSON " is defined as an individual, partnership, corporation, business trust, limited liability company, limited liability partnership, joint stock company, trust, unincorporated association, joint venture or other entity, or a Governmental Body.

         "PROCEEDING" is defined as any lawful action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, judicial or investigative) commenced, brought, conducted, or heard by or before, or otherwise involving, any court of competent jurisdiction, any Governmental Body or arbitrator.

         "PURCHASE PRICE" is defined in Section 2.3.

         "REAL PROPERTY LEASES" IS defined in Section 3.7.

         "RECORD" is defined as information that is inscribed on a tangible medium or that is stored in an electronic or other medium and is retrievable in perceivable form.

         "RELATED PERSON" is defined, with respect to a particular individual, as:

         (a) each other member of such individual's immediate Family;

         (b) any Person with respect to which one or more members of such individual's Family serves as a director, officer, shareholder, member, manager partner, executor, or trustee (or in a similar capacity).

         With respect to a specified Person other than an individual:

         (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

         (b) any Person that holds a Material Interest in such specified Person;

         (c) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity);


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         (d) any Person in which such specified Person holds a Material
         Interest; and

         (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity).

For purposes of this definition, (a) "CONTROL" (including "CONTROLLING," "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and shall be construed as such term is used in the rules promulgated under the Securities Act, (b) the "FAMILY" of an individual includes
(1) the individual, (ii) the individual's spouse, and (iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (c) "MATERIAL INTEREST" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least 20% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 20% of the outstanding equity securities or equity interests in a Person.

         "RELEASE" is defined with regard to the Environment as any release, spill, emission, leaking, pumping, pouring, dumping, emptying, injection, deposit, disposal, discharge, dispersal, leaching, or migration on or into the Environment or into or out of any property.

         "REMEDIAL ACTION" IS defined as all legally required actions, including any capital expenditures, required or voluntarily undertaken to (i) clean up, remove, treat, or in any other way address any Hazardous Material or other substance; (ii) prevent the Release or Threat of Release, or minimize the further Release of any Hazardous Material or other substance so it does not migrate or endanger or threaten to endanger public health or welfare or the Environment; (iii) perform pre-remedial studies and investigations or post-remedial monitoring and care; or (iv) bring any Leased Real Property and the Facilities located and operations conducted thereon into compliance with all Environmental Laws and Environmental Permits.

         "REPRESENTATIVE" is defined, with respect to a particular Person, as any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

         "RETAINED ACCOUNTS RECEIVABLE" is defined as only those Accounts Receivable specifically listed and described by amount and customer in Section 2.2(e) and includes such Accounts Receivable represented by loan to shareholders and employees whether within Schedule 2.2(e) or not.

         "RETAINED LIABILITIES" is defined in Section 2.4(b).

         "SCHEDULE" OR "SCHEDULES" is defined as a schedule or schedules to this Agreement.

         "SELLERS" is defined in the first paragraph of this Agreement.


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         "SELLERS CONTRACT" is defined as any Contract (a) under which Sellers have or may acquire any rights or benefits, (b) under which Sellers have or may become subject to any obligation or Liability, or (c) by which Sellers or any of the assets owned, leased or used by Sellers is or may become bound.

         "SELLERS' CLOSING DOCUMENTS" is defined in Section 3.2(a).

         "SHAREHOLDER(S) " is defined as Greg Hawley, Tammy Hawley, Clay Wilson and Linda Wilson.

         "SUBSIDIARY" is defined, with respect to any Person (the "Owner"), as any entity because of which securities or other interests held there exists the power to elect a majority of that entity's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that entity (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries.

         "TANGIBLE PERSONAL PROPERTY" is defined as all tangible machinery, equipment, tools, furniture, office equipment, computer hardware, supplies, materials, vehicles and other items of tangible personal property (other than Inventories) of every kind owned or leased by Sellers (wherever located and whether or not carried on Sellers' books), together with any express or implied warranty by the manufacturers or Sellers or lessors of any item or component part thereof, and all maintenance Records and other documents relating thereto, unless such has been sold, transferred, conveyed or consumed in the Ordinary Course of Business.

         "TAX" is defined as each and every tax of whatsoever kind or character and however or why ever imposed, and any interest, penalties, additions or additional amounts thereon, imposed, assessed, collected by or under the authority of any Governmental Body or payable under any tax-sharing agreement or any other Contract.

         "TAX RETURN" is defined as any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any tax.

2.       SALE AND TRANSFER OF ASSETS; CLOSING

         2.1      ASSETS TO BE SOLD

         Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, Sellers shall sell, convey, assign, transfer and deliver to Buyer, free and clear of any Encumbrances and Buyer shall purchase and acquire from Sellers, all of Sellers' right, title and interest in and to the following Sellers' property and assets, personal or mixed, tangible and intangible, where located on the Closing Date and in the condition it is in on the Closing Date

         (but excluding the Excluded Assets):

         (a) the designated leasehold and other title to, estate or interest in all Leased Real Property described in Schedule 2.1(a);

         (b) all Tangible Personal Property and Inventories, described in
         Schedule 2.1(b) (as is, where is with no warranties, including the exclusion of the warranties of merchantability and fitness for a particular purpose), but not including the Excluded Assets;

         (c) all the Accounts Receivable as of the Closing as specified in
         Schedule 2.1(c) including any work in progress, except the Retained Accounts Receivable listed and described in Section 2.2;

         (d) all Sellers' rights in, to and under the Sellers Contracts, listed in Schedule 2.1(d), and all (oral or written) outstanding offers, solicitations for any work in progress, to the extent the performance of such Sellers Contract is guaranteed by Buyer and legally assignable or transferable;

         (e) all Governmental Authorizations and all pending applications therefor or renewals thereof, in each case to the extent legally transferable to Buyer, including those listed in Schedule 2.1(e);

         (f) copies of the data and Records related to the operations of Sellers, including client and customer lists, referral sources, service and warranties relating to or constituting equipment logs, equipment warranties, operating guides and manuals, customer account records, advertising materials, promotional materials, studies, reports, communications and other similar documents as well as copies of all personnel Records (if employee so consents) of employees of Sellers hired by Buyer to the extent legally transferable and consented to by such employee and other such Records described in Schedule 2.1(f), but excluding attorney-client communications and attorney work product of Sellers;

         (g) all the of the intangible rights of Sellers, including Sellers' names "Diamond Air Drilling Services, Inc." and "Marquis Bit Co., L.L.C." and any derivatives of such names, and assumed names, trading names, good-will, telephone numbers, facsimile numbers and e-mail addresses, websites and listings and those items listed in Schedule 2.1(g); and

         (h) all of the Sellers interest, in that certain U. S. Patent Application regarding the "A Percussion Hammer Bit Retainer Apparatus" Provisional Application No. 601427,775 and Non-Provisional Application No. 101718,167 ("PATENT")

         All of the foregoing property and assets are herein referred to collectively as the "ASSETS".

         Notwithstanding the foregoing, the transfer of the Assets pursuant to this Agreement shall not include the assumption of any Liability in respect thereof unless the Buyer expressly assumes such Liability pursuant to Section 2.4(a) of this Agreement.

2.2      EXCLUDED ASSETS

         Notwithstanding anything to the contrary contained in this Agreement, or the documents executed hereunder, the following items (collectively, the "EXCLUDED ASSETS") are not part of the sale and purchase contemplated hereunder, are excluded from the Assets, and shall remain the property of Sellers after the Closing.

         (a) the minute books, stock Records, membership Records, bylaws, articles of incorporation, corporate seal of Sellers and all other Governing Documents of Sellers;

         (b) the shares of capital stock and limited liability company interests, respectively, of Sellers;

         (c) all the Sellers Contracts not listed in Schedule 2.1(6);

         (d) all personnel Records (except copies given to Buyer) as provided in
         Section 2.1(f) herein, and other Records that Sellers are required by law to retain in its possession and other Records relating to the business of Sellers not included in Schedule 2.1(f);

         (e) the rights in and to Sellers designated Retained Accounts Receivable in the amount of $225,000 and as listed in Schedule 2.2 (such $225,000 does not include, and is in addition to, any accounts receivable represented by loans to Shareholders and employees, and inter-company accounts receivable among Sellers which accounts receivable are also retained) and all rights of payment and collection related thereto;

         (f) all rights in connection with and assets of Employee Benefit Plans, if any;

         (g) all rights of Sellers under this Agreement, the Bill of Sale, and the Assignment and Assumption Agreement;

         (h) property and assets expressly designated in Schedule 2.2;

         (i) all rights to insurance policies and benefits, indemnity, offset and other rights and remedies from or by third parties and other such rights, including contract rights, as may be needed by Sellers in conjunction with the indemnities provisions, warranties and other liabilities of Sellers to Buyer set forth herein;

         j) the 2004 Crown Victoria Automobile, Vehicle Identification No. 2FAFP74W24X120604;

         (k) all rights to tax refunds, reductions or credits; and

         (1) all rights in and to life insurance insuring the life of any director of Sellers.

2.3      PURCHASE PRICE

         The purchase price (the "PURCHASE PRICE") for the Assets will be in U.
S. Dollars as follows: (i) $4,050,000 for the Assets, (ii) $200,000 for work in progress, (iii) 5350,000.00 for the Patent, and (iv) the assumption of the Assumed Liabilities.

The cash portion of the Purchase Price in the amount of $4,600,000 shall be delivered immediately by Buyer to Sellers at the Closing in U. S. currency via bank wire transfer of funds that will be immediately available to Sellers upon transfer to a bank specified by Sellers.

2.4      LIABILITIES

         (a) ASSUMED LIABILITIES. On the Closing Date, Buyer assumes, agrees to discharge, and indemnifies Sellers for the following specifically enumerated obligations and Liabilities of Sellers (the "ASSUMED LIABILITIES"):

                  (i) all Accounts Payable reflected on the Interim Balance Sheet (other than an account payable to the Shareholders or a Related Person of Sellers or Shareholders) incurred in the Ordinary Course of Business which remains unpaid as of the Closing Date, but in no event more than 120 days past due;

                  (ii) all Accounts Payable (other than an account payable to the Shareholders or a Related Person of Sellers or Shareholders) that has been incurred by Sellers in the Ordinary Course of Business between the date of the Interim Balance-Sheet and the Closing which remain unpaid as of the Closing Date;

                  (iii) all Liability to Sellers' customers incurred by Sellers in the Ordinary Course of Business for non-delinquent orders and under Seller's Contracts outstanding as of the Closing Date;

                  (iv) all Liability to Sellers' customers under warranty agreements given in writing by Sellers to its customers or occurring through Sellers ordinary and standard practices of the industry in which Sellers are engaged and arising in the Ordinary Course of Business prior to the Closing Date;

                  (v) any Liability of under those Sellers' Contracts described in Schedule 2.4(a);

                  (vi) all Liability for satisfactory completion of the Work in Progress acquired by Buyer from Sellers under this Agreement;


                  (vii) all Liability arising out of or resulting from Buyer's knowing non-compliance with any Legal Requirement or Order of any Governmental Body; and

                  (viii) all costs associated with the transfer, sale, assignment and conveyance of the Assets to Buyer from and after the Closing Date, such as recording fees, vehicle title transfer fees, and other similar costs.

                  (ix) any Liability for product liability claims on bits manufactured by Sellers if the claim is made after the Closing Date. The Parties agree that any Liability not defined as an Assumed Liability above is specifically a Retained Liability which is retained by the Sellers.

         (b) RETAINED LIABILITIES "RETAINED LIABILITIES" shall mean every Liability of Sellers other than the Assumed Liabilities. All of the Retained Liabilities shall remain the sole responsibility of and shall be retained, paid, performed and discharged solely by Sellers. Retained Liabilities shall include:

                  (i) any Liability arising out of or relating to services provided by Sellers to the extent services were provided prior to the Closing Date other than to the extent assumed under
                  Section 2.4(a);

                  (ii) any Liability under any Contract assumed by Buyer pursuant to Section 2.4(a) which arises after the Closing Date but which arises out of or relates to any Breach that occurred prior to the Closing Date except as to Liabilities herein assumed by Buyer;

                  (iii) any Liability for Taxes of Sellers or Shareholders including (A) any Taxes arising as a result of Sellers' operation of its business or ownership of the Assets prior to the Effective Date, (B) any Taxes that will arise as a result of the sale of the Assets pursuant to this Agreement or that ordinarily taxed against a seller (excluding vehicle transfer taxes)and (C) any deferred Taxes of Sellers of any nature;

                  (iv) any Liability arising out of or relating to Sellers' outstanding debt, or any security interest related thereto;

                  (v) any Environmental, Health and Safety Liabilities arising out of or relating to the operation of Sellers' business or Sellers' leasing, ownership or operation of Real Property;

                  (vi) any Liability under Sellers' Employee Benefit Plans, if any, or relating to payroll, vacation, sick leave, pension benefits, employee stock option or profit-sharing plans, health care plans or benefits, or any other employee plans or benefits of any kind for Sellers' employees or former employees, or both;

                  (vii) any Liability under any employment, severance, retention or termination agreement Sellers may have with any employee of Sellers or any of its Related Persons;

                  (viii) any Liability arising out of or relating to any employee grievance that occurs before the Closing Date whether or not the affected employees are hired by Buyer;

                  (ix) any Liability of Sellers to the Shareholders, any other shareholder, or member of Sellers or a Related Person to the Shareholders;

                  (x) any Liability to indemnify, reimburse or advance amounts to any officer, director, manager, employee shareholder or member of Sellers which Buyer has not agreed to accept;

                  (xi) any Liability to distribute to any of Sellers, Shareholders, officers, directors or employees or otherwise apply all or any part of the consideration received hereunder;

                  (xii) any Liability arising out of any Proceeding pending as of the Closing Date, whether or not set forth in any Schedule, or any Proceeding commenced after the Closing Date and arising out of, or relating to, any occurrence or event happening prior to the Closing Date except as to Liabilities herein assumed by Buyer; and

                  (xiii) any Liability arising out of or resulting from Sellers' non-compliance with any Legal Requirement or Order of any Governmental Body.

         2.5      ALLOCATION

         The Purchase Price shall be allocated in accordance with Schedule 2.5 as agreed to by the Parties hereto. After the Closing, the Parties shall make consistent use of the allocation, fair market value and useful lives specified in Schedule 2.5 for all Tax purposes and in any and all filings, declarations and reports with the IRS in respect thereof, including the reports required to be filed under Section 1060 of the Code, if applicable, it being understood that Buyer shall prepare and deliver IRS Form 8594 to Sellers within sixty (60) days after the Closing Date if such form is required to be filed with the IRS. In any Proceeding related to the determination of ANY Tax, neither Buyer, Sellers, nor the Shareholders shall contend or represent that such allocation is not a correct allocation.

         2.6      CLOSING

         The consummation of the purchase and sale provided for in this Agreement (the "CLOSING") will take place at the offices of Allis-Chalmers Corporation, 5075 Westheimer, Suite 890, Houston, Texas 77056, at 10.00 a.m. (local time) on November 10, 2004 ("Closing Date"). Subject to the provisions of
Article 9, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this
Section 2.6 will not result in the termination of this Agreement and will not relieve any Party of any obligation under this Agreement so long as this Agreement is consummated within thirty days thereof

         2.7      CLOSING OBLIGATIONS

         In addition to any other documents to be delivered or otherwise provided under other provisions of this Agreement, at the Closing:

         (a) Sellers or the Shareholders, as applicable, shall deliver or cause to be delivered to

Buyer:

                  (i) a bill of sale for all of the Assets to be transferred to Buyer the form of Exhibit 2.7(a)(i) (the "GENERAL CONVEYANCE, TRANSFER AND ASSIGNMENT"), executed by Sellers;

                  (ii) an assignment of all of the Assets to be transferred to Buyer in the form of Exhibit 2.7(a)(ii) which assignment shall also further confirm Buyers undertaking, assumption and guaranty of payment of the Assumed Liabilities (the "ASSIGNMENT AND ASSUMPTION AGREEMENT"), executed by Sellers;

                  (iii) such other deeds, bills of sale, assignments, certificates of title, documents and other instruments of transfer and conveyance as may reasonably be requested by Buyer, each in form and substance reasonably satisfactory to Buyer and its legal counsel and executed by Sellers provided this in no way requires Sellers to act in transferring the vehicle titles beyond the extent of endorsing the certificates of title, removing the liens on such titles or like action commonly used in transferring such a title;

                  (iv) an employment agreement in the form of Exhibit 2.7(a)(iv) executed by Greg Hawley (the "EMPLOYMENT AGREEMENT");

                  (v) anon- competition agreement in the form of Exhibit 2.7(a)(v) executed by Greg Hawley (the "NON-COMPETITION AGREEMENT");

                  (vi) a Patent Assignment in the form of Exhibit 2.7(a)(vi) executed by Diamond Air ("PATENT ASSIGNMENT"); (vii) a certificate in the form of Exhibit 2.7(a)

                  (vii) executed by Sellers and the Shareholders as to the accuracy of their representations and warranties as of the Closing Date in accordance with Section 7.1 and as to their compliance with and performance of their covenants and obligations to be performed or complied with at or before the Closing in accordance with Section 7.2; and

                  (viii) a certificate of an officer of Sellers in the form of
                  Exhibit 2.7(a)(viii) certifying, all requisite resolutions or actions of Sellers' board of directors, members, managers, the Shareholders approving the execution and delivery of this Agreement and the consummation of the Contemplated Transactions and the change of name contemplated by Section
                  5.4 and certifying to the incumbency of the officers of Sellers executing this Agreement and any other document relating to the Contemplated Transactions.

         (b) Buyer shall deliver to Sellers, and the Shareholders as applicable:

                  (i) the amount of $4,600,400.00 in U. S. Dollars to Sellers' designated account via wire transfer to be immediately available on transfer;

                  (ii) the Assignment and Assumption Agreement executed by Buyer;

                  (iii) the Employment Agreement for Greg Hawley executed by Buyer;

                  (iv) the Non-Competition Agreement for Greg Hawley executed by Buyer;

                  (v) the Patent Assignment executed by Buyer;

                  (vi) a certificate in the form of Exhibit 2.7(b)(v) executed by Buyer as to the accuracy of its representations and warranties as of the Closing Date in accordance with Section
                  8.1 and as to its compliance with and performance of its covenants and obligations to be performed or complied with at or before the Closing in accordance with Section 8.2;

                  (vii) an officer's certificate of Buyer in the form of Exhibit 2.7(b)(vii) certifying, as complete and accurate as of the Closing Date certifying all requisite resolutions or actions of Buyer's governing body approving the execution and delivery of this Agreement and the consummation of the transactions contemplated herein and the authority of Buyer executing this Agreement and any other document relating to the Contemplated Transactions; and

                  (viii) a Guaranty Agreement executed by Allis-Chalmers Corporation guaranteeing payment of the Non-Competition Agreement in the form of Exhibit 2.7(b)(viii).

         2.8      CONSENTS

         The Material Consents listed in Schedule 2.8 ("Material Consents') must have been obtained as of the time of the Closing unless Buyer elects to waive the closing conditions as to such Material Consents, then, the Parties shall use reasonable efforts, and cooperate with each other, to obtain the Material Consents as quickly as practicable.

3.       REPRESENTATIONS AND WARRANTIES OF SELLERS SHAREHOLDERS

         Sellers and the Shareholders represent and warrant, jointly and severally, to Buyer as follows:

         3.1      ORGANIZATION AND GOOD STANDING

         Schedule 3.1 contains a complete and accurate list of Sellers' jurisdiction of incorporation and any other jurisdictions in which it is qualified to do business as a foreign corporation. Diamond Air is a corporation organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own, use, or purchase, as applicable, the properties and assets that it purports to own or use, and to perform all its obligations under Sellers Contracts_ Marquis Bit is a limited liability company duly organized, validly existing, and is in good standing under the laws of its jurisdiction of organization, with full power and authority to conduct is business it is now being conducted, to own or use its properties and assets that it purports to own or use, and to perform its obligation under the Sellers Contracts. Marquis Bit does not do business outside the State of New Mexico and is not qualified to do business in any other state. Diamond Air does business in Oklahoma, New Mexico, Colorado, Arkansas and Utah and pays taxes in those states, but is not qualified to do business in Oklahoma, New Mexico Colorado, Arkansas and Utah.

         3.2      ENFORCEABILITY; AUTHORITY; NO CONFLICT

         (a) This Agreement constitutes the legal, valid, and binding obligation of Sellers and the Shareholders, enforceable against each of them in accordance with its terms. Upon the execution and delivery by Sellers and the Shareholders of the respective Employment Agreement, Non-Competition Agreement, Patent Assignment and other agreements to be executed or delivered by any or all of the Sellers and the Shareholders at Closing (collectively, the "SELLERS' CLOSING DOCUMENTS"), each of the Sellers' Closing Documents will constitute the legal, valid, and binding obligation of Sellers and the Shareholders, enforceable against each of them in accordance with its terms. Sellers have the absolute and unrestricted right, power and authority to execute and deliver this Agreement and the Sellers' Closing Documents to which it is a Party and to perform their obligations under this Agreement and the Sellers' Closing Documents, and such action has been duly authorized by all necessary action by Sellers' board of directors, members or manager, respectively. The Shareholders have all necessary legal capacity to enter into this Agreement and the Sellers' Closing Documents to which each is a Party and to perform their obligations hereunder and thereunder.

         (b) Except as set forth in Schedule 3.2(b), neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

                  (i) Breach (A) any provision of any of the Governing Documents of Sellers, or (B) any resolution adopted by the board of directors or management committee of Sellers;

                  (ii) Breach or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which Sellers, the Shareholders, or any of the Assets, may be subject;

                  (iii) contravene, conflict with, or result in a violation or Breach of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by Sellers or that otherwise relates to the Assets or to the business of Sellers; (iv) Breach any provision of, or give any Person the right to declare a default or to cancel, terminate, or modify, any Sellers Contract; or

                  (iv) result in the imposition or creation of any Encumbrance upon or with respect to any of the Assets to be purchased hereunder by Buyer from Sellers unless legally created by this Agreement.

Except as set forth in Schedule 3.2(b), neither Sellers or the Shareholders are required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

         3.3      CAPITALIZATION

         The Shareholders own (i) 100% of the issued and outstanding shares of capital stock of Diamond Air, and (ii) 100% of the issued and outstanding membership interests of Marquis Bit. The Shareholders are and will be on the Closing Date the record and beneficial owners and holders of the shares and membership interests, respectively, of Sellers owned by each of them.

         3.4      FINANCIAL STATEMENTS

         Sellers have delivered to Buyer an audited balance sheet of Sellers as of July 31, 2004 (the "INTERIM BALANCE SHEET") and the related audited statements of income, changes in shareholders' equity, and cash flows for the 7 months then ended, including in each case the notes thereto. Such financial statements fairly present (and the financial statements delivered pursuant to Section 5.3 will fairly present) the financial condition and the results of operations, changes in shareholders' equity, and cash flows of Sellers as of the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes (that, if presented, would not differ materially from those included in the Interim Balance Sheet). The financial statements referred to in this Section 3.4 and delivered pursuant to Section 5.3 reflect and will reflect the consistent application of such accounting principles throughout the periods involved, except as otherwise noted therein. The financial statements have been and will be prepared from and are in accordance with the books and Records of Sellers, which have been prepared in accordance with

Section 3.5.

         3.5      BOOKS AND RECORDS

         The books of account and other financial Records of Sellers, all of which have been made available to Buyer, are complete and correct and represent actual, bona fide transactions.

         3.6      DESCRIPTION OF LEASED REAL PROPERTY

         Schedule 3.6 contains the correct legal description or street address or both of all Land in which Sellers have a current leasehold interest or license to use and reasonable description of the Leases for the leased Real Property (the "REAL PROPERTY LEASES") the originals or copies of which Real Property leases have already been made available to Buyer.

         3.7      TITLE TO ASSETS AND REAL PROPERTY LEASES

         (a) Sellers owns good and marketable title to the Tangible Personal Property and Inventories described in Section 2.1(b) hereof, free and clear of any Encumbrances.

         (b) Sellers are entitled to the leasehold contract rights herein described, and to the extent allowed by each Real Property Lease and applicable laws, and will transfer all rights therein to Buyer, contingent upon, and subject to Buyer's assumption of liabilities associated with each Real Property Lease as of the Closing Date.

         (c) Sellers owns good and transferable title to all of the other Assets that are, or will be free and clear of any Encumbrances.

         3.8      CONDITION OF PERSONAL PROPERTY

         Notwithstanding anything herein to the contrary, the Tangible Personal Property and Inventory, being purchased by Buyer from the Sellers is acquired as is, where is, in its condition as of the Closing Date, with no warranties, expressed or implied with regard thereto by Sellers, including warranties related to fitness for a particular purpose or merchantability.

         3.9      ACCOUNTS RECEIVABLE

         Schedule 3.9 contains a complete and accurate list of all Accounts Receivable as of the Closing Date, which list sets forth the aging of each such Account Receivable. Sellers has no Knowledge of any existing or potential contest, claim, defense or right of set-off, other than returns of goods or merchandise in the Ordinary Course of Business that would offset the Accounts Receivable to be transferred to Buyer under this Agreement.

         3.10     NO UNDISCLOSED LIABILITIES

         Except as set forth in Schedule 3.10, Sellers have no Liability except for Liabilities reflected or reserved against in the Interim Balance Sheet and current Liabilities incurred in the 20 AirComp/Diamond Air/Asset Purchase Agreement] O.doc 3:49 PM 11/9/2004

Ordinary Course of Business of Sellers since the date of the Interim Balance Sheet.

         3.11     TAXES

         (a) TAX RETURNS FILED AND TAXES PAID. Except as described in Schedule 3.11(a), Sellers have filed or caused to be filed on a timely basis all Tax Returns (including where appropriate consolidated Tax Returns) and all reports with respect to Taxes that are or were required to be filed pursuant to applicable Legal Requirement. Sellers have paid, or made provision for the payment of all Taxes that have or may have become due for all periods covered by the Tax Returns or otherwise, or pursuant to any assessment received by Sellers, except said Taxes, if any, as are listed in Schedule 3.11(a) and are being contested in good faith and its to which adequate reserves (determined in accordance with GAAP) have been provided in the Interim Balance Sheet. There are no Encumbrances on any of the assets of Sellers that arose in connection with any failure (or alleged failure) to pay any Tax, and Sellers have no Knowledge of any basis for assertion of any claims attributable to Taxes which, if adversely determined would result in any such Encumbrance.

         (b) WITHHOLDING. Except as described in Schedule 3.11(b), all Taxes that Sellers are or were required by Legal Requirements to withhold, deduct or collect have been duly withheld, deducted and collected and, to the extent required, have or will be paid to the proper Governmental Body or other Person prior to or at the Closing Date.

         (c) S CORPORATION. Diamond Air is a S corporation as defined in Code
         Section 1361. 3.12 NO MATERIAL ADVERSE CHANGE

         Since the date of the Interim Balance Sheet, to Sellers Knowledge, there has not been any material adverse change in the business, operations, prospects, assets, results of operations or condition (financial or other) of Sellers, and to Sellers Knowledge, no event has occurred or circumstance exists that may result in such a material adverse change.

         3.13     WORKERS' COMPENSATION

         Sellers have maintained workers' compensation coverage as required by applicable state law through purchase of insurance and not by self-insurance or otherwise except as disclosed to Buyer on Schedule 3.13.

         3.14     COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL
                  AUTHORIZATIONS

         Except as set forth in Schedule 3.14:

                  (i) Sellers are, and at all times since January 1, 2003 have been, in full compliance with each material Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership of its assets;

                  (ii) no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a violation by Sellers of, or a failure on the part of Sellers to comply with, any material Legal Requirement, or
                  (B) may give rise to any obligation on the part of Sellers to undertake, or to bear all or any portion of the cost of, any Remedial Action of any nature; and

                  (iii) Sellers have not received, at any time since January 1, 2003 any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any material Legal Requirement, or (B) any actual, alleged, possible, or potential obligation on the part of Sellers to undertake, or to bear all or any portion of the cost of, ANY Remedial Action of any nature.

         3.15     LEGAL PROCEEDINGS; ORDERS

         Except as set forth in Schedule 3.15 attached hereto and made a part hereof for all purposes, there is no pending or, to Sellers' or the Shareholders' Knowledge, threatened Proceeding:

                  (i) by or against Sellers or that otherwise relates to or may affect the business of, any of the assets owned or used by, Sellers; or

                  (ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

         To the Knowledge of Sellers and the Shareholders, no event has occurred or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such Proceeding.

         3.16     ABSENCE OF CERTAIN CHANGES AND EVENTS

         Except as set forth in Schedule 3.16, since the date of the Interim Balance Sheet, Sellers have conducted its business only in the Ordinary Course of Business and there has not been any:

         (a) amendment to the Governing Documents of Sellers other than those authorizing the negotiations leading to this Agreement and related to the letter of intent;

         (b) payment (except in the Ordinary Course of Business) or increase by Sellers of any bonuses, salaries, or other compensation to any shareholder, director, officer, or employee or entry into any employment, severance, or similar Contract with any director, officer, or employee;

         (c) entry into, termination of, or receipt of notice of termination of
         (i) any master service agreement, license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement to which Sellers is a party, or (ii) any Contract or transaction involving a total remaining commitment by Sellers of at least 510,000 except those arising in the Ordinary Course of Business and those representing customer accepted bids, cost estimates or drilling proposals; and

         (d) indication by any customer or supplier of an intention to discontinue or change the terms of its relationship with Sellers other than a continuation, renewal or extension of a relationship and new customer agreements arising in the Ordinary Course of Business.

         3.17     CONTRACTS; NO DEFAULTS

         (a) Schedule 3.17(a) contains an accurate and complete list, and Sellers have delivered to or made available to Buyer accurate and complete copies, of

                  (i) each Seller Contract that involves performance of services or delivery of goods or materials by Sellers of an amount or value in excess of $10,000;

                  (ii) each written warranty, guaranty, and or other similar undertaking with respect to contractual performance extended by Sellers; and

                  (iii) each written amendment, supplement, and modification in respect of any of the foregoing.

         Schedule 3.17(x) sets forth reasonably descriptive details concerning such Contracts, including the parties to the Contracts, the status of performance under the Contracts, and the location of Sellers' office where details relating to the Contracts are located.

         (b) Except as set forth in Schedule 3.17(b):

                  (i) to Sellers' Knowledge, and at all times since January 1, 2003, Sellers have been, in material compliance with all applicable terms and requirements of each material Sellers Contract which is being assumed by Buyer;

                  (ii) each other Person that has or had any obligation or Liability under any Seller Contract which is being assigned to Buyer is, and at all times since January 1, 2003 has been, in material compliance with all applicable terms and requirements of such Contract; and

                  (iii) Sellers have no Knowledge that ANY event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a Breach of, or give Sellers or other Person the right to declare a default or exercise any default remedy under, or to, or to cancel, terminate, or modify, any Seller Contract which is being assigned to or assumed by Buyer except to the extent such Contracts provide for their respective expiration or termination in accordance with their terms.

         3.18     INSURANCE

         (a) Sellers have delivered or made available to Buyer:

                  (i) accurate and complete copies of all policies of non-life insurance to which Sellers are a party or under which Sellers are or have been covered at any time within the one (1) calendar year preceding the date of this Agreement;

                  (ii) all known statements by any consultant or risk management advisor with regard to the adequacy of such entity's coverage or of the reserves for claims.

         (b) Except as set forth on Schedule 3.18(b) and to Sellers' Knowledge-

                  (i) all policies of insurance to which Sellers are a party or that provide coverage to Sellers:

                           (A) are valid, outstanding, and enforceable; and

                           (B) are issued by an insurer that is financially sound and reputable.

                  (ii) Sellers have not received (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any policy of insurance is no longer in full force or effect or that the issuer of any policy of insurance is not willing or able to perform its obligations thereunder other than normal expectation of such policies under the term stated within such policies;

                  (iii) Sellers has paid all premiums due, and has otherwise performed all of its obligations, under each policy of insurance to which it is a party or that provides coverage to Sellers; and

                  (iv) Sellers have given notice to the insurer of all claims that may be insured thereby of which Sellers have Knowledge.

         3.19     ENVIRONMENTAL MATTERS

         Except as disclosed in Schedule 3.19:

         (a) Sellers are, and at all times have been, in full compliance with, and has not been and is not in violation of or liable under, any Environmental Law. Neither Sellers nor any Shareholder have any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held to be responsible received, any actual or threatened Order, notice, or other communication from (i) any Governmental Body or private citizen acting in the public interest, or
         (ii) the current or prior owner or operator of any Facilities, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which Sellers has had an interest, or with respect to any property or Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by Sellers or any other Person for whose conduct it is or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

         (b) There are no pending or, to the Knowledge of Sellers, threatened claims, Encumbrances, or other restrictions of any nature, resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any of the Facilities or ANY other properties and assets in which Sellers has or had an interest.

         (c) Neither Sellers nor any Shareholders have any Knowledge of or any basis to expect, nor has any of them, or any other Person for whose conduct they are or may be held responsible, received, any citation, directive, inquiry, notice, Order, summons, warning, or other communication that relates to a violation of a Legal Requirement pertaining to Hazardous Activity, Hazardous Materials, or any alleged, actual, or potential violation or failure to comply with any Environmental Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any properties or assets (whether real, personal, or mixed) in which Sellers had an interest, or with respect to any property or facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used, or processed by Sellers or any other Person for whose conduct it is or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

         (d) Neither Sellers, nor any other Person for whose conduct it is or may be held responsible, has any Environmental, Health, and Safety Liabilities with respect to the Facilities or, to the Knowledge of Sellers with respect to any other properties and assets in which Sellers has or had an interest, or at any property geologically or hydrologically adjoining the Facilities or any such other property or assets.

         (e) There are no Hazardous Materials present on or in the Environment at the Facilities or to Sellers or Shareholders' Knowledge, at any geologically or hydrologically adjoining property, including any Hazardous Materials contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment (whether movable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of the Facilities or such adjoining property, or incorporated into any structure therein or thereon. To the Knowledge of Sellers and the Shareholders, neither Sellers or the Shareholders have permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to the Facilities or any other properties or assets in which Sellers has or had an interest.

         (fl There has been no Release or, to the Knowledge of Sellers, Threat of Release, of any Hazardous Materials at or from the Facilities or at any other locations where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used, or processed from or by the Facilities, or from any other properties and assets in which Sellers have or had an interest.

         3.20     EMPLOYEES

         (a) Schedule 3.20(a) contains an accurate and complete list of the following information for each employee; name; job title; date of hiring; current compensation and any change in compensation since January 1, 2004; vacation leave that is unused to the extent such disclosure is legally allowed and only for such employees Buyer intends to employ upon Closing.

         (b) To the Knowledge of Buyer, no officer, director, employee of Sellers are bound by any contract that purports to limit the ability of such officer, director, employee, (i) to engage in or continue or perform any conduct, activity, duties or practice relating to the business of Sellers or (ii) assign to Sellers or to any other Person any rights to any invention, improvement, or discovery.

         3.21     LABOR DISPUTES; COMPLIANCE

         To Sellers' Knowledge, they have complied in all respects with all Legal Requirements relating to employment practices, terms and conditions of employment the payment of social security and similar Taxes. Buyer is not liable for the payment of any Taxes through the Closing Date, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements that occurred prior to the Closing Date.

         3.22     DISCLOSURE

         (a) No representation or warranty or other statement made by Sellers or any Shareholders, to such Shareholders Knowledge, in this Agreement or in connection with the Contemplated Transactions omits to state a material fact necessary to make any of them, in light of the circumstances in which it was made, not misleading.

         (b) No representation, warranty or other statement given by Sellers or any Shareholders, to such Shareholders Knowledge, pursuant to this Agreement will contain any untrue statement or omit to state a material fact necessary to make the statements made in this Agreement and in the Schedules, in light of the circumstances in which they were made, not misleading.

         3.23     BROILERS OR FINDERS

         All obligations or liabilities, if any, for brokerage or finders' fees or agents' commissions or other similar payment incurred by Sellers or Shareholders in connection with the sale of Sellers' business will be the sole responsibilities of Sellers and the Shareholders, who hereby indemnify Buyer against such.

         3.24     RELATIONSHIPS WITH RELATED PERSONS

         Except as disclosed in Schedule 3.24, no Shareholders or any Related Person of any of them has, or since January 1, 2004 has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to the business of Sellers. Neither Sellers, nor any Shareholders, nor any Related Person of any of them owns, or since January 1, 2004 has owned, of record or as a beneficial owner, an equity interest or any other financial or profit interest in any Persons that has (a) had business dealings or a material financial interest in any transaction with Sellers other than business dealings or transactions disclosed in Schedule 3.24, each of which has been conducted in the Ordinary Course of Business with Sellers at substantially prevailing market prices and on substantially prevailing market terns, or (b) engaged in competition with Sellers with respect to any line of the products or services of Sellers (a "COMPETING BUSINESS") in any market presently served by Sellers, except for ownership of less than one percent of the outstanding capital stock of any Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market. Except as set forth in Schedule 3.24, neither Sellers nor any Shareholder nor any Related Person of any of them is a party to any Contract with, or has any claim or right against, Sellers.

         3.25 INTELLECTUAL PROPERTY

         (a) Intellectual Property Assets - The term "Intellectual Property Assets" includes:

                  (i) the names "Diamond Air Drilling Services, Inc." and "Marquis Bit Co., L.L.C." and all fictional assumed names, trademarks, service marks;

                  (ii) the Patent Assignment; and

                  (iii) all of Sellers commercial and industry related know-how, trade secrets, confidential information, customer lists, software, technical information, data owned, used or licensed by Sellers as licensee or licensor and software to the extent such is transferable or assignable to Buyer.

         (b) Agreements - Schedule 3.25(b) contains an accurate list of royalties paid or received by Sellers, from all contracts relating to Intellectual Property Assets to which Sellers are currently a party, except for any license for commonly available software programs with a value less than $10,000 each under which the Sellers are the licensee. There are no outstanding and, to Sellers' Knowledge, no threatened disputes or disagreements with respect to any such agreement.

         (c) Patent Assignment -

                  (i) Schedule 3.25(c) contains a complete and accurate description of the Patent to be assigned and purchased by Buyer from Diamond Air. Diamond Air is the owner of all rights, titles and interests in and to the Patent, free and clear of all liens, security interests, charges, transfers and encumbrances, entities and other adverse claims. The Patent Assignment will convey to Buyer all rights in and to the Patent free and clear of any and all Encumbrances.

                  (ii) The Patent, currently in the application stage, is in compliance with formal legal requirements (including payment of filing, examination and maintenance fees and proofs of working or use) is valid and enforceable, and is not subject to any maintenance fees or taxes or actions falling that are due on or prior to the Closing Date or within thirty (30) days of the Closing Date.

                  (iii) The Patent has not been or is not now involved in any interference, reissue, reexamination or opposition proceeding. To Sellers' Knowledge, there is no potentially interfering patent or patent application of any third party.

                  (iv) To Sellers and Shareholders Knowledge, the Patent has not infringed or been challenged or threatened in any way. To Sellers and Shareholders Knowledge none of the products manufactured and sold, nor any process or know-how used, infringes or is alleged to infringe any patent or any proprietary right of any other Person.

                  (v) All products made, used or sold under the Patent have been marked with proper patent notice.

4.       REPRESENTATIONS AND WARRANTIES OF BUYER

         4.1      ORGANIZATION AND GOOD STANDING

         Buyer is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Delaware, with full power and authority to conduct its business as it is now being conducted.

         4.2      AUTHORITY; NO CONFLICT

         (a) This Agreement constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Upon the execution and delivery by Buyer of the Assignment and Assumption Agreement, the Employment Agreement, Patent Assignment, Non-Compete Agreement and other agreements to be executed or delivered by Buyer at Closing (collectively, the "BUYER'S CLOSING DOCUMENTS"), each of the Buyer's Closing Documents will constitute the further legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with their respective terms. Buyer has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and the Buyer's Closing Documents and to perform its obligations under this Agreement and the Buyer's Closing Documents, and such action has been duly authorized by all necessary corporate action.

         (b) Neither the execution nor delivery of this Agreement by Buyer nor the consummation or performance of any of the Contemplated Transactions by Buyer will give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions pursuant to:

                  (i) any provision of Buyer's Governing Documents;

                  (ii) any resolution adopted by the management committee of Buyer;

                  (iii) any Legal Requirement or Order to which Buyer may be subject; Or

                  (iv) any Contract to which Buyer is a party or by which Buyer may be bound. Buyer is not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions except for the consent of M-I L.L.C. which has been obtained.

         4.3      BROKERS OR FINDERS

         Neither Buyer nor any of its officers, directors, employees or agents has incurred any obligation or Liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with the Contemplated Transactions.

5.       COVENANTS OF SELLERS PRIOR TO CLOSING

         5.1      ACCESS AND INVESTIGATION

         Sellers have afforded and will continue to afford Buyer and its Representatives (collectively, "BUYER'S ADVISORS") reasonable access during normal business hours to Sellers' personnel, properties (including subsurface testing), Contracts, Governmental Authorizations, books and Records, and other relevant and material documents and data (b) furnished Buyer and Buyer's Advisors with reasonably requested copies of all such relevant and material Contracts, Governmental Authorizations, books and Records, and other like documents and data as Buyer may reasonably request, (c) furnished Buyer and Buyer's Advisors with such additional financial, operating, and other relevant data and information as Buyer may reasonably request, and (d) otherwise cooperated and assisted, to the extent reasonably requested by Buyer, with Buyer's investigation of the properties, assets and financial condition related to Sellers. In addition, and at such times, Buyer has had and shall continue to have the right to have the Real Property and Tangible Personal Property inspected by Buyer's Representatives, at Buyer's sole cost and expense, for purposes of determining the physical condition and legal characteristics of the Real Property and Tangible Personal Property.

         5.2      BEST EFFORTS

         Sellers and Shareholders shall use their Best Efforts to cause the conditions in Article 7 to be satisfied.

         5.3      INTERIM FINANCIAL STATEMENTS

         Until the Closing Date, Sellers shall deliver to Buyer within a reasonable time after the end of each calendar month a copy of Sellers' interim financial statements for such month prepared by Sellers in their usual and customary manner and containing information reasonably required by Buyer and certified by Sellers' chief financial officer as to compliance with Section 3.4.

         5.4      CHANGE OF NAME

         At Closing, Sellers shall execute such documents as may be necessary to effectuate a change of name with the applicable Secretary of State to one sufficiently dissimilar to Sellers' present name.

         5.5      PAYMENT OF LIABILITIES

         Sellers shall (and Shareholders shall cause Sellers to) pay or otherwise satisfy in the Ordinary Course of Business all of its Liabilities and obligations other than the Assumed Liabilities.

6.       COVENANTS OF BUYER PRIOR TO CLOSING

         6.1      REQUIRED APPROVALS

         As promptly as practicable after the date of this Agreement, Buyer shall make, or cause to be made, at Buyer's expense, all filings required by Legal Requirements to be made by it to consummate the Contemplated Transactions, including transferring at its sole expense the titles to all vehicles and trailers that encompass the Assets. Buyer also shall fully cooperate, and cause any Related Person to cooperate, with Sellers (a) with respect to all filings Sellers shall be required by Legal Requirements to make, and (b) in obtaining all Consents identified in Schedule 7.3, provided, however, that Buyer shall not be required to dispose of or make any change to its business, expend any material funds or incur any other burden in order to comply with this Section b.1.

         6.2      BEST EFFORTS

         Buyer shall use its Best Efforts to cause the conditions in Article 8 and Section 7.3 to be satisfied.

         6.3      DOCUMENTS

          Seller has provided to Buyer all requested documents and information.

         6.4      DUE DILIGENCE

         Buyer has performed its Due Diligence and has satisfied itself concerning the matters arising within this Agreement.

7.       CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE

         Buyer's obligation to purchase the Assets and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

         7.1      ACCURACY OF REPRESENTATIONS

         (a) All of Sellers' and Shareholders' representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must be accurate in all material respects as of the time of the Closing as if then made.

         (b) Each of the representations and warranties in Sections 3.2(a), 3.3,
         3.4 and 3.7 and in each other Section of this Agreement which contains an express materiality qualification, must have been accurate in all respects as of the Closing Date of this Agreement, and must be accurate in all respects as to the time of the Closing as if then made.

         (c) All Sellers' and Shareholders' conditions in this Agreement and in the Employment Agreement and Non-Competition Agreement for Greg Hawley are satisfactory to Buyer.

         7.2      SELLERS' PERFORMANCE

         (a) All of the covenants and obligations that Sellers and Shareholders are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

         (b) Sellers and the Shareholders must have delivered each of the documents required to be delivered by them pursuant to Section 23(a), and each of the other covenants and obligations in Sections 10.2 and 10.3, must have been performed and complied with in all respects.

         7.3      CONSENTS

         Each of the Material Consents identified in Schedule 2.9 must have been obtained and must be in full force and effect as of the Closing Date.

         7.4      ADDITIONAL DOCUMENTS

         Sellers and Shareholders shall have caused the documents and instruments required by Section 2.7(a) and the following documents to be delivered (or tendered subject only to Closing) to Buyer:

         (a) an opinion of Gossett Harrison, P.C., dated the Closing Date, in the form of Exhibit 7.4(a);

         (b) If requested by Buyer, any Consents or other instruments at Buyer's expense that may be required to permit Buyer's qualification in each jurisdiction in which Sellers is licensed or qualified to do business as a foreign corporation under the name, "Diamond Air Drilling Services, Inc." or, "Marquis Bit Co., L.L.C." or any derivative thereof,

         (c) Such other documents as Buyer may reasonably and necessarily request for the purpose of (i) evidencing the accuracy of any of Sellers' representations and warranties, (ii) evidencing the performance by Seller or any Shareholder of, or the compliance by Seller or any Shareholder with, any covenant or obligation required to be performed or complied with by Sellers or such Shareholders, (iii) evidencing the satisfaction of any condition referred to in this
         Article 7, or (iv) otherwise facilitating the consummation or performance of any of the Contemplated Transactions.

         7.5      NO PROCEEDINGS

         As of the Closing Date, there shall not have been commenced or threatened against Buyer, or against any Related Person of Buyer, any Proceeding
(a) involving any challenge to, or seeking Damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, imposing limitations or conditions on, or otherwise interfering with any of the Contemplated Transactions.

         7.6      LICENSES AND PERMITS

         Buyer shall have received such Governmental Authorizations as are necessary or desirable to allow Buyer to operate the Assets from and after the Closing.

         7.7      ENVIRONMENTAL REPORT

         Buyer shall have received at Buyer's expense a Phase I Environmental Site Assessment Report with respect to Sellers' Facilities, along with soil samples or additional studies if Buyer so desires, which report shall be acceptable to Buyer.

8.       CONDITIONS PRECEDENT TO SELLERS' OBLIGATION TO CLOSE

         Sellers' obligation to sell the Assets and to take the other actions required to be taken by Sellers at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Sellers, in whole or in part):

         8.1      ACCURACY OF REPRESENTATIONS

         All of Buyer's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must be accurate in all material respects as of the Closing Date as if made on the Closing Date and must be accurate in all respects as of the time of Closing if then made. ,

         8.2      BUYERS PERFORMANCE

         (a) All of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

         (b) Buyer must have delivered each of the documents required to be delivered, and made each of the payments required to be made by Buyer pursuant to this Agreement.

         8.3      ADDITIONAL DOCUMENTS

         Buyer shall have caused the documents and instruments required by
Section 2.7(b) and the following documents to be delivered (or tendered subject only to Closing) to Sellers and Shareholders such other documents as Sellers may reasonably and necessarily request for the purpose of (i) evidencing the accuracy of any representation or warranty of Buyer, (ii) evidencing the performance by Buyer of, or the compliance by Buyer with, any covenant or obligation required to be performed or complied with by Buyer, (iii) evidencing the satisfaction of any condition referred to in this Article 8, or (iv) an opinion of the Counsel to Allis-Chalmers Corporation, dated the Closing Date, in the form of Exhibit 83.

         8.4      NO INJUNCTION

         There shall not be in effect any Legal Requirement or any injunction or other Order that (a) prohibits the consummation of the Contemplated Transactions, and (b) has been adopted or issued, or has otherwise become effective.

9.       TERMINATION

         9.1      TERMINATION EVENTS

         The obligation of the Parties to effect the Contemplated Transactions pursuant to this Agreement may, by notice given prior to or at the Closing, be terminated:

         (a) by either Buyer or Sellers if a material Breach of any provision of this Agreement has been committed by the other Party and such Breach has not been waived;

         (b) (i) by Buyer if any of the conditions in Article 7 has not been satisfied as of the date specified for Closing or if satisfaction of such a condition by such date is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition on or before such date; or

                  (ii) by Sellers, if any of the conditions in Article S has not been satisfied as of the date specified for Closing or if satisfaction of such a condition by such date is or becomes impossible (other than through the failure of Sellers or the Shareholders to comply with their obligations under this Agreement) and Sellers and the Shareholders have not waived such condition on or before such date;

         (c) by mutual Consent of Buyer and Sellers;

         (d) by Buyer or Sellers if the Closing has not occurred (other than through the failure of Buyer or Sellers as applicable, to comply fully with their obligations under this Agreement) on or before November 15, 2004, or such later date as the Parties may jointly agree; or

         (e) as otherwise provided herein.

         9.2      EFFECT OF TERMINATION

         Each Party's right of termination under Section 9.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of such right of termination will not be an election of remedies. If the obligations of the Parties to effect the Contemplated Transactions pursuant to this Agreement are terminated pursuant to Section 9.1, all further obligations of the Parties under this Agreement will terminate, except that the obligations in Section 9.2, Articles 12 and 13 (except for those in Section 13.5) will survive; provided, however, that if obligations under this Agreement are terminated by a Party because of the Breach of the Agreement by another Party or because one or more of the conditions to the terminating Party's obligations under this Agreement is not satisfied as a result of the other Party's failure to comply with its obligations under this Agreement, the terminating Party's right to pursue all legal remedies will survive such termination unimpaired.

10.      ADDITIONAL COVENANTS

         10.1     EMPLOYEES

         (a) TERMINATION. Sellers will effectuate the termination of every employee on or before 5:00 p.m. on the Closing Date.

         (b) HIRING EMPLOYEES. Buyer is not obligated to hire any of Sellers' employees, but Buyer may do so in its sole discretion except that Buyer will offer employment to Rick Coffman, Benny Jimerson and Steve Drake at no less than their then compensation level (excluding any raises three months before Closing) and in the same districts as they work at Closing so they do not have to relocate. For a period of 24 months as long as these individuals satisfactorily fulfill their employment duties, in the sole judgment of Buyer, they will be offered employment by Buyer in such districts with no reduction in compensation.

         (c) SALARIES AND BENEFITS.

                  (i) Sellers shall be responsible for the payment of all wages and other remuneration due to Sellers' Employees with respect to their services through date of termination of employees or 5:00 p.m. on the Closing Date, whichever is later, and Buyer will be responsible for such wages and other remuneration for those employees of Sellers hired by Buyer from date of hire by Buyer. Buyer agrees to give such employees of Sellers hired by Buyer credit for vacation time accrued as of Closing Date.

         (d) GENERAL EMPLOYEE PROVISIONS.

                  (i) Sellers shall give any notices required by law and take whatever other actions with respect to the plans, programs and policies in this Section 10.1 in which such employees of Sellers participate as of the Closing Date and thereafter by Buyer as may be necessary to carry out the arrangements described in this Section 10.1.

                  (ii) Sellers and Buyer shall provide each other with such plan documents and summary plan descriptions, employee data or other information as may be reasonably required to carry out the arrangements described in this Section 10.1.

         10.2     PAYMENT OF ALL TAXES RESULTING FROM SALE OF ASSETS BY SELLERS

         Sellers and Buyer shall pay in a timely manner all Taxes for which each is responsible and resulting from or payable in connection with the sale of the Assets pursuant to this Agreement.

         10.3     REMOVING EXCLUDED ASSETS

         On or before the Closing Date, Sellers shall remove all Excluded Assets from all Facilities and other Real Property to be occupied by Buyer. Such removal shall be done in such manner as to avoid any damage to the Facilities and other properties to be occupied by Buyer or any disruption of the business operations to be conducted by Buyer after the Closing. Any damage to the Assets or to the Facilities resulting from such removal shall be paid by Sellers at the Closing. Should Sellers fail to remove the Excluded Assets as required by this Section, Buyer shall have the right, but not the obligation, (i) to remove the Excluded Assets at Sellers' sole but reasonable cost and expense, (ii) to store the Excluded Assets and to charge Sellers all reasonable and necessary storage costs associated therewith, (iii) to treat the Excluded Assets as unclaimed and to proceed to dispose of the same under the laws governing unclaimed property, or (iv) to exercise any other right or remedy conferred by this Agreement. Sellers shall promptly reimburse Buyer for all reasonable and necessary costs and expenses incurred by Buyer in connection with any Excluded Assets not removed by Sellers on or before the Closing Date.

         10.4 REPORTS AND RETURNS

         Sellers shall promptly after the Closing prepare and f le all reports and returns required by applicable law relating to the business of Sellers and the sale of the Assets, to and including the Closing.

         10.5     ASSISTANCE IN PROCEEDINGS

         Each Party will cooperate with the other Parties and/or its or their counsel in the contest or defense of, and make available its personnel and provide any testimony and access to its books and Records in connection with, any Proceeding involving or relating to (a) any Contemplated Transaction, or (b) any action, activity, circumstance, condition, conduct, event, fact, failure to act, incident, occurrence, plan, practice, situation,, status, or transaction on or before the Closing Date involving Sellers or its business or any Shareholders.

         10.6 COVENANT NOT TO COMPETE

         For a period of three years after the Closing Date, neither Sellers nor any Shareholder (except for Greg Hawley for which his responsibilities are described in the Employment Agreement and Non-Compete Agreement) shall directly or indirectly, do any of the following:

         (a) Own, manage, operate, control, be or remain employed or retained at, act as consultant or advisor to, render any services for, have any financial interest in, or otherwise be connected in any manner with the ownership, management, operation, or control of any Person, firm, partnership, corporation, or other entity that is engaged in any business substantially similar or competitive to the business of Sellers or Buyer as carried on by the Sellers or Buyer prior to the Closing Date.

         (b) Solicit the air hammer, air compression or related services in the air drilling industry business of any Person who to Sellers' or any Shareholders' Knowledge is a customer of Buyer or any Person who was a customer or account of Sellers at the time of the Closing or within the preceding year.

All of the foregoing provisions are reasonable and are necessary to protect and preserve the value of the Assets and to prevent any unfair advantage being conferred on Sellers or Shareholders. Any breach of this covenant by any Shareholder will result in liability only to the Shareholder breaching such covenant and not to all Shareholders.

10.7     CUSTOMER AND OTHER BUSINESS RELATIONSHIPS

         (a) After the Closing, Sellers will cooperate with Buyer in its efforts to continue and maintain for the benefit of Buyer those business relationships of Sellers existing prior to the Closing and relating to the business to be operated by Buyer after the Closing, including relationships with lessors, employees, regulatory authorities, licensors, customers, suppliers, and others, and Sellers will satisfy the Retained Liabilities in a manner which is not detrimental to any of such relationships. Sellers will refer to Buyer all inquiries relating to said business.

         (b) After the Closing, if Buyer shall come into possession of any part of the Retained Accounts Receivable, then Buyer will forward to Sellers such Retained Accounts Receivable within three days of receiving such Retained Accounts Receivable. Buyer will diligently act in collecting such Retained Accounts Receivable. Sellers shall cooperate with Buyer in transferring to Buyer any Accounts Receivable of Buyer that come into the possession of Sellers within three days of receiving such Accounts Receivable.

         10.8     RETENTION OF AND ACCESS TO RECORDS

         After the Closing Date, Buyer shall retain for a period consistent with Buyers record retention policies and practices those Records of Sellers delivered to Buyer. Buyer also shall provide Sellers and Shareholders and their Representatives reasonable access thereto, during normal business hours and on at least three days' prior written notice, to enable them to prepare financial statements or Tax Returns or deal with tax audits. After the Closing Date, Sellers shall provide Buyer and its Representatives reasonable access to Records that are Excluded Assets, during normal business hours and on at least three days' prior written notice, for any reasonable business purpose specified by Buyer in such notice.

         10.9     FURTHER ASSURANCES

         Subject to the provision in Section 6.1, the Parties shall cooperate reasonably with each other and with their respective Representatives in connection with any steps required to be taken as part of their respective obligations under this Agreement, and the Parties agree (a) to furnish upon reasonable request to each other such further information, (b) to execute and deliver to each other such other documents reasonably requested, and (c) to do such other reasonable acts and things, all as the other Party may reasonably request for the purpose of carrying out the intent of this Agreement and the Contemplated Transactions.

11.      INDEMNIFICATION; REMEDIES

         11.1     SURVIVAL

         All representations, warranties, covenants, and obligations in this Agreement, the Schedules, the certificates delivered pursuant to Section 2.7, and any other certificate or document delivered pursuant to this Agreement shall survive the Closing. The right to indemnification, reimbursement, or other remedy based on such representations, warranties, covenants and obligations shall not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) about, the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or obligation.

         11.2     INDEMNIFICATION AND REIMBURSEMENT BY SELLERS AND SHAREHOLDERS

         Sellers and each Shareholder, severally, as described in Section 11.5 hereof, will indemnify and hold harmless Buyer, and its Representatives, employees, Subsidiaries, and Related Persons (collectively, the "INDEMNIFIED PERSONS"), and will reimburse the Indemnified Persons, for any loss, Liability, claim, damage, expense (including reasonable attorneys' fees and expenses), whether or not involving a third-parry claim (collectively, "DAMAGES"), arising from or in connection with each of the following except to the extent such Liability was expressly assumed herein by Buyer:

         (a) any Breach of any representation or warranty made by Sellers or any Shareholder in this Agreement, the certificates delivered pursuant to
         Section 2.7, any transfer instrument or any other certificate or document delivered by Sellers or any Shareholder pursuant to this Agreement;

         (b) any Breach of any covenant or obligation of Sellers or any Shareholder in this Agreement OR in any other document, writing or instrument delivered by Sellers or any Shareholder pursuant to this Agreement;

         (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with Sellers or any Shareholder (or any Person acting on their behalf) in connection with any of the Contemplated Transactions;

         (d) any services to third parties provided by, Sellers, in whole or in part, prior to the Closing Date;

         (e) any Retained Liabilities;

         (f) any state or local law Liability that may result from an Employment Loss, as defined by 29 U.S.C. ss. 2101(a)(5), caused by any action of Sellers prior to the Closing or by Buyer's decision not to hire previous employees of Sellers other than the refusal to employ Rick Coffman, Benny Emerson and Steve Drake at no less than their then compensation level (excluding any raises three months before Closing) and in the same districts they work as of Closing;

         (g) any employee benefit plans, practices, programs or arrangements (including the establishment, operation or terminations thereof) established or maintained by Sellers; or

         (h) any other debts, Liabilities or obligations of Sellers, whether accrued, absolute, contingent, known, unknown, or otherwise, but excluding any Assumed Liabilities.

         11.3     INDEMNIFICATION AND REIMBURSEMENT BY SELLERS --ENVIRONMENTAL
                  MATTERS

         In addition to the indemnification under Section 11.2, Sellers and the Shareholders, severally and as described in Section 11.5 hereof, will indemnify and hold harmless Buyer and the other Indemnified Persons, and will reimburse Buyer and the other Indemnified Persons, for any Damages (including costs of cleanup, containment, or other remediation) arising from or in connection with each of the following so long as such resulted from or arose through the acts or omissions of Sellers:

         (a) any Environmental, Health and Safety Liabilities arising out of or relating to: (i) the ownership or operation by Sellers or any Person they were responsible for at any time on or prior to the Closing Date of any of the Facilities, the Assets or the business of the Sellers, or
         (ii) any Hazardous Materials or other contaminants that were present on the Facilities or Assets at any time on or prior to the Closing Date as a result of Sellers possession or use thereof; or

         (b) any bodily injury (including illness, disability and death, resulting from the acts or omissions of Sellers), personal injury, property damage (including trespass, nuisance, wrongful eviction, and deprivation of the use of Real Property), or other damage of or to any Person or any Assets in any way arising from or allegedly arising from any Hazardous Activity conducted by any Person with respect to the business of Sellers or the Assets prior to the Closing Date, or from any Hazardous Material that was (i) present or suspected to be present on or before the Closing Date on or at the Facilities (or present or suspected to be present on any other property, if such Hazardous Material emanated or allegedly emanated from any of the Facilities and was present or suspected to be present on any of the Facilities on or prior to the Closing Date) or Released or allegedly Released by any Person on or at any Assets at any time on or prior to the Closing Date.

Buyer will be entitled to control any Remedial Action, any Proceeding relating to an Environmental Claim, and, except as provided in the following sentence, any other Proceeding with respect to which indemnity may be sought under this
Section 11.3. The procedure described in Section 11.9 will apply to any claim solely for monetary damages relating to a matter covered by this Section 11.3.

         11.4     INDEMNIFICATION AND REIMBURSEMENT BY BUYER

         Buyer will indemnify and hold harmless Sellers, and will reimburse Sellers, for any Damages arising from or in connection with:

         (a) any Breach of any representation or warranty made by Buyer in this Agreement or in any transfer instrument, certificate or document executed by Buyer pursuant to this Agreement;

         (b) any Breach of any covenant or obligation of Buyer in this Agreement or in any other document, writing or instrument executed by Buyer pursuant to this Agreement;

         (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Buyer (or any Person acting on Buyer's behalf) in connection with any of the Contemplated Transactions; or

         (d) any Assumed Liabilities.

         11.5     LIMITATIONS ON AMOUNT - SELLERS AND SHAREHOLDERS

         (a) Notwithstanding anything herein to contrary, Sellers and Shareholders will have no liability (for indemnification or otherwise) with respect to the matters in this Agreement until the total of all Damages with respect to such matters exceeds $50,000.00, but then for all Damages if such exceeds $50,000.00. In no event shall the aggregate indemnification provided by Sellers and Shareholders for all Damages with regard to this Agreement exceed $2,000,000.00. In addition, with respect to each Shareholders' liability for indemnification pursuant to this Agreement, each Shareholder, individually, shall have a maximum aggregate liability of $500,000.00.

         (b) However, this Section 11.5 will not apply to any Breach of any of Sellers or Shareholders representations and warranties of which Sellers or Shareholders had Knowledge any time prior to the date on which such representation and warranty is made or any intentional Breach by Sellers or Shareholders of any covenant or obligation, and Sellers and Shareholders will be liable for all Damages with respect to such Breaches.

         11.6     LIMITATIONS ON AMOUNT -BUYER

         (a) Buyer will have no liability (for indemnification or otherwise) with respect to the matters described in this Agreement until the total of all Damages with respect to such matters exceeds $50,000.00, but then for all Damages if such exceeds $50,000.00. Notwithstanding anything contained herein to the contrary, the aggregate liability of Buyer for all Damages with regard to this Agreement shall be. limited to $2,000,000.00.

         (b) However, this Section 11.6 will not apply to any Breach of any of Buyer's representation and warranties of which Buyer had Knowledge at any time prior to the date on which such representation and warranty is made or any intentional Breach by Buyer of any covenant or obligation, and Buyer will be liable for all Damages with respect to such Breaches.


         11.7     PROCEDURE FOR INDEMNIFICATION -- THIRD PARTY CLAIMS

         (a) Promptly after receipt by an indemnified party ("INDEMNITEE") under
         Section 11.2, 11.3, or 11.4 (to the extent provided in the last sentence of Section 11.3) of notice of the assertion of a claim or commencement of any Proceeding against it, such Indemnitee will, if a claim is to be made against an indemnifying party ("INDEMNITOR") under such Section, give prompt notice within ten (10) days to the Indemnitor of the claim, but the failure to notify the Indemnitor will not relieve the Indemnitor of any Liability that it may have to any Indemnitee, except to the extent that the Indemnitor demonstrates that the defense of such action is prejudiced by the Indemnitee's failure to give such notice.

         (b) If any Proceeding referred to in Section 11.7(a) is brought against an Indemnitee and it gives notice to the Indemnitor of the commencement of such Proceeding, the Indemnitor will be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the Indemnitor is also a party to such Proceeding and the Indemnitee determines in good faith that joint representation would be inappropriate, or (ii) the Indemnitor fails to provide reasonable assurance to the Indemnitee of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel satisfactory to the Indemnitee and, after notice from the Indemnitor to the Indemnitee of its election to assume the defense of such Proceeding, the Indemnitor will not, as long as it diligently conducts such defense, be liable to the Indemnitee under this Section 11.7 for any fees of other counsel with respect to the defense of such Proceeding or other expenses, incurred by the Indemnitee in connection with the defense of such Proceeding. If the Indemnitor assumes the defense of a Proceeding, no compromise or settlement of such claims may be effected by the Indemnitor without the Indemnitee's Consent unless
         (i) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the Indemnitee, and (ii) the sole relief provided is monetary damages that are paid in full by the Indemnitor; and (iii) the Indemnitor will have no Liability with respect to any compromise or settlement of such claims effected without its Consent.

         (c) Notwithstanding the foregoing, if an Indemnitee determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the Indemnitee may, by notice to the Indemnitor, assume the exclusive right to defend, compromise, or settle such Proceeding, but the Indemnitor will not be bound by any determination of a Proceeding so defended for the purposes of this Agreement or any compromise or settlement effected without its Consent (which may not be unreasonably withheld).

         (d) Notwithstanding the provisions of Section 13.4, Buyer, Sellers and each Shareholder hereby consent as between themselves to the non-exclusive jurisdiction of any court in which a Proceeding is brought against any Indemnified Person for purposes of any claim that an Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agree that process may be served on Buyer, Sellers and the Shareholder with respect to such a claim anywhere in the world.

         (e) With respect to any Proceeding subject to indemnification under this Section 11.7(i) both the Indemnitee and the Indemnitor, as the case may be, shall keep the other party fully informed of the Proceeding at all stages thereof where such party is not represented by its own counsel, and (ii) the Parties agree (each at its own expense) to render to each other such assistance as they may reasonably require of each other and to cooperate in good faith with each other in order to ensure the proper and adequate defense of any Proceeding brought by any third party.

         (f) To the extent permitted by law, with respect to any Proceeding subject to indemnification under this Section 11.7, the Parties agree to cooperate in such a manner as to preserve in full (to the extent possible) the confidentiality of all confidential business Records and the attorney-client and work-product privileges. In connection therewith, each Party agrees that: (1) it will use its Best Efforts, in any Proceeding in which it has assumed or participated in the defense, to avoid production of confidential business Records (consistent with applicable law and rules of procedure) without a protective order in place, and (ii) all communications between any Party hereto and counsel responsible for or participating in the defense of any Proceeding shall, to the extent possible, be made so as to preserve any applicable attorney-client or work-product privilege.

         11.7     PROCEDURE FOR INDEMNIFICATION OTHER CLAIMS

         A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the Party from whom indemnification is sought.

12.      CONFIDENTIALITY

         Between the date of this Agreement and the Closing Date, Buyer, Sellers and the Shareholders will maintain in reasonable confidence, and will reasonably cause the directors, officers, employees, agents, and advisors of Buyer and the Sellers to maintain in confidence, and not use to the detriment of another Party any written, oral, or other information obtained in confidence from another Party or Sellers in connection with this Agreement or the Contemplated Transactions, unless (a) such information is already known to such Party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such Party, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Contemplated Transactions, or (c) the famishing or use of such information is required by any Proceedings.

         If the Contemplated Transactions are not consummated, each Party will return or destroy within ten (10) days as much of such written information as the other Party may reasonably request.

         Unless consented to by each Party in advance or required by Legal Requirements, prior to the Closing, each Party shall keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person.

13.      GENERAL PROVISIONS

         13.1     EXPENSES

         Except as otherwise expressly provided in this Agreement, each Party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of its Representatives. In the event of termination of this Agreement, the obligation of each Party to pay its own expenses will be subject to any rights of recovery by such Party arising from a Breach of this Agreement by another Party.

         13.2     PUBLIC ANNOUNCEMENTS

         Upon Closing of the Agreement, any public announcement, press release or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as Buyer determines. Sellers and Buyer will consult with each other concerning the means by which Sellers' employees, customers, suppliers and others having dealings with Sellers will be informed of the Contemplated Transactions, and Buyer will have the right to be present for any such communication.

         13.3     NOTICES

         All notices, Consents, waivers, payments for Retained Accounts Receivable by Sellers and other communications required or permitted by this Agreement shall be in writing and shall be deemed given to a Party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid), (b) sent by facsimile or e-mail with confirmation by the transmitting equipment; or (c) received by the addressee, if sent by certified mail, return receipt requested, in each case to the following addresses and facsimile numbers and marked to the attention of the person (by name or title) designated below (or to such other address, facsimile number or person as a Party may designate by notice to the other Parties):

                 Sellers (before the Closing):
                 -------

                 Diamond Air Drilling Services, Inc.
                 1201 Ashford
                 San Angelo, Texas 76901

                 Marquis Bit Co., L.L.C.
                 1201 Ashford
                 San Angelo, Texas 76901

                 Sellers (after the
                 -------
                 Closing): 1201 Ashford San
                 Angelo, Texas 76901

                 Shareholders:
                 -------------

                 Greg and Tammy Hawley 1201 Ashford
                 San Angelo, Texas 76901

                 Clay and Linda Wilson 1031 N. Eddy Street
                 Carlsbad, New Mexico 88220

                 With a copy to:
                 ---------------

                 Clyde A. Wilson, Jr.
                 Gossett Harrison, P.C_
                 P. O. Box 911
                 2 South Koenigheim Street San Angelo,
                 Texas 76902

                 Buyer:
                 ------

                 AirComp L.L.C.
                 1034 Regional Park Drive Houston, Texas
                 77060

                 With a copy to:
                 ---------------

                 Allis-Chalmers Corporation
                 5075 Westheimer, Suite 890
                 Houston, Texas 77056
                 Attention: Victor M. Perez, Chief Financial Officer
                            Theodore F. Pound III, General Counsel
                 Facsimile No.: (713) 369-0555

                 and

                 M-I L.L.C.
                 5950 North Course Drive
                 Houston, Texas 77072
                 Attention: Contracts Administrator
                 Facsimile No.: (832) 295-2501

         13.4     JURISDICTION; SERVICE OF PROCESS

         Any action or Proceeding seeking to enforce any provision of, or based on any right or obligation arising out of, this Agreement or any of the Contemplated Transactions may be brought against any of the Parties in the courts of the State of Texas, or, if it has or can acquire jurisdiction, in the United States District Courts for the State of Texas, and each of the Parties consents to the jurisdiction of each of such courts (and of the appropriate appellate courts) in any such action or Proceeding and waives any objection to venue and to convenience of that forum laid therein. Process in any action or Proceeding referred to in the preceding sentence may be served on any Party anywhere in the world.

         13.5     ENFORCEMENT OF AGREEMENT

         Each Party acknowledges and agrees that the other Parties hereto would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms and that any Breach of this Agreement by either Party could not be adequately compensated by monetary damages. Accordingly, each Party hereto agrees that, in addition to any other right or remedy to which that Party may be entitled, at law or in equity, it shall be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent Breaches or threatened Breaches of the provisions of this Agreement.

         13.6     ENTIRE AGREEMENT AND MODIFICATION

         This Agreement supersedes all prior agreements, whether written or oral, between the Parties with respect to its subject matter (including the Confidential Letter of Intent dated July 7, 2004 between Buyer and Sellers dated July 7, 2004, and constitutes (along with the Schedules, Exhibits and other documents delivered pursuant to this Agreement) a complete and exclusive statement of the terms of the agreement between the Parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the Party to be charged with the amendment.

         13.7     SCHEDULES

         (a) The statements in the Schedules relate only to the representations and warranties in the Section of the Agreement to which they expressly relate and not to any other representation or warranty in this Agreement unless specifically incorporated therein.

         (b) In the event of any inconsistency between the statements in this Agreement and the Exhibits hereto and those in the Schedules, the statements in this Agreement will control first and the Exhibits hereto will control second. All Schedules have been completed and attached to this Agreement as of the Closing Date.

         13.8     ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS

         No Party may assign any of its rights or delegate any of its obligations under this Agreement without the express prior written Consent of the other Parties. This Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the Parties. Nothing expressed or referred to within this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or


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

claim under or with respect to this Agreement or any provision of this Agreement, except such rights as shall inure to a successor or permitted assignee pursuant to this Section 13.5.

         13.9     SEVERABILITY

         If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect so long as the essential elements of the agreement among the Parties expressed herein can be effectuated. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable so long as the essential elements of the agreement among the Parties expressed here can be effectuated.

         13.10    SECTION HEADINGS, CONSTRUCTION

         The headings of Articles and Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Articles", "Sections" and "Schedules" refer to the corresponding Articles, Sections and Schedules of this Agreement and the Schedules, respectively. All words used in this Agreement will be construed to be of such gender or number as the context requires. Unless otherwise expressly provided, the word "including" or "includes" does not limit the preceding words, but extends to include such other matters or items as would customarily and reasonably be included or terms and the word "or" is used in the inclusive sense. All references to documents, instruments or agreements shall be deemed to refer as well to all addenda, exhibits, schedules or amendments thereto.

         13.11    TIME OF ESSENCE

         With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

         13.12    GOVERNING LAW

         This Agreement will be governed by and construed under the laws of the State of Texas without regard to conflicts of laws principles that would require the application of any other law.

         13.13    EXECUTION OF AGREEMENT

         This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the Parties and may be used in lieu of the original Agreement for all purposes. Signatures of the Parties transmitted by facsimile shall be deemed to be their original signatures for any purpose whatsoever.


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

         13.14    SHAREHOLDER GUARANTEE

         The Shareholders have joined in this Agreement for the purpose of guaranteeing, and by their respective signatures below, do hereby unconditionally guarantee each and every, all and singular, the obligations of Sellers hereunder and under the deeds, bills of sale, assignments, and other documents, writings, and instruments executed and delivered by Sellers or on its behalf pursuant to Section 2.7(a) and other provisions of this Agreement. The Liability of each Shareholder hereunder shall be several with Sellers and with the other Shareholders. Where in this Agreement provision is made for any action to be taken or performed by Sellers, Shareholders jointly and severally undertake to cause Sellers to take such action or to perform such action. Without limiting the generality of the foregoing, Shareholders shall be severally liable with Sellers for the indemnities as described and set forth in
Article 11 hereof. IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

                             BUYER:   AIRCOMP L.L.C.,
                                      A DELAWARE LIMITED LIABILITY COMPANY


                                      By: /s/ Terry Keane
                                          ---------------
                                      Name: Terry Keane
                                      Title: President


                             SELLERS: DIAMOND AIR DRILLING SERVICES, INC.,
                                      A TEXAS CORPORATION

                                      By: /s/ Greg Hawley
                                          ---------------
                                      Name: Greg Hawley
                                      Title: President


                                      MARQUIS BIT CO., L.L.C.,
                                      A NEW MEXICO LIMITED LIABILITY COMPANY


                                      By: /s/ Clay Wilson
                                          -------------------
                                      Name: Clay Wilson
                                      Title: Managing Member


                             SHAREHOLDERS: /s/ Greg Hawley
                                           ---------------------------
                                           Greg Hawley, Individually
                                           /s/ Tammy Hawley
                                           ---------------------------
                                           Tammy Hawley, Individually
                                           /s/ Clay Wilson
                                           ---------------------------
                                           Clay Wilson, Individually
                                           /s/ Linda Wilson
                                           ---------------------------
                                           Linda Wilson, Individually

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